                                                                    EXHIBIT 10.2

                                                               Execution Version

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                             STOCKHOLDERS AGREEMENT

                              EVERGREEN SOLAR, INC.

                                       and

                              DC CHEMICAL CO., LTD.

                           Dated as of April 17, 2007

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                                Table of Contents

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                                                                                   Page
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1.   Covenants of the Purchaser.................................................     1
     1.1    Standstill..........................................................     1
     1.2.   Conversion of Restricted Preferred Stock; Transfer Restrictions.....     3

2.   Prohibited Transfer........................................................     3

3.   Pre-emptive Rights.........................................................     4

4.   Registrations Upon Request.................................................     5
     4.1.   Requests by The Purchaser...........................................     5
     4.2.   Withdrawal of Requests..............................................     8
     4.3.   Deferral............................................................     8
     4.4.   Registration Statement Form.........................................     9
     4.5.   Expenses............................................................     9

5.   Incidental Registrations...................................................     9

6.   Registration Procedures....................................................    11

7.   Underwritten Offerings.....................................................    16
     7.1.   Underwriting Agreement..............................................    16
     7.2.   Selection of Underwriters...........................................    17

8.   Holdback Agreements........................................................    17

9.   Preparation; Reasonable Investigation......................................    18

10.  No Grant of Future Registration Rights.....................................    18

11.  Indemnification............................................................    18
     11.1.  Indemnification by the Company......................................    18
     11.2.  Indemnification by the Purchaser....................................    19
     11.3.  Notices of Claims, etc..............................................    20
     11.4.  Other Indemnification...............................................    20
     11.5.  Indemnification Payments............................................    21
     11.6.  Other Remedies......................................................    21

12.  Definitions................................................................    22

13.  Miscellaneous..............................................................    26
     13.1.  Rule 144, etc.......................................................    26
     13.2.  Successors, Assigns and Transferees.................................    26
     13.3.  Stock Splits, etc...................................................    27
     13.4.  Amendment and Modification..........................................    27
     13.5.  Governing Law; Jurisdiction.........................................    27
     13.6.  Invalidity of Provision.............................................    28
     13.7.  Notices.............................................................    28

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                                Table of Contents
                                   (continued)

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     13.8.  Headings; Execution in Counterparts.................................    29
     13.9.  Injunctive Relief...................................................    29
     13.10. Term................................................................    29
     13.11. Further Assurances..................................................    29
     13.12. Entire Agreement....................................................    30


                                       ii

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                             STOCKHOLDERS AGREEMENT

            This Stockholders Agreement (this "Agreement") is entered into as of April 17, 2007 by and among Evergreen Solar, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and DC Chemical Co., Ltd., a Korean company (the "Purchaser"). Capitalized terms used herein without definition are defined in Section 12.

                                    RECITALS

            A. The Purchaser is purchasing 3,000,000 shares of Common Stock, 625 shares of Restricted Preferred Stock and 4,500,000 shares of Restricted Common Stock (together, the "Shares") pursuant to that certain Stock Purchase Agreement dated as of April 17, 2007 (the "Stock Purchase Agreement");

            B. The Purchaser has made certain requests, including for approval, for purposes of Section 203 of the Delaware General Corporation Law (including any successor statute thereto "Section 203") of the transactions pursuant to which the Purchaser will become, together with its Affiliates, an "interested stockholder" within the meaning of Section 203;

            C. The Board has determined that it is in the best interests of the Company and its stockholders to (i) issue and sell the Shares to the Purchaser and (ii) approve, for purposes of Section 203, the transactions pursuant to which the Purchaser will become an "interested stockholder" within the meaning of Section 203; and

            D. The Company and the Purchaser desire to make certain covenants and agreements with one another pursuant to this Agreement.

            NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Covenants of the Purchaser.

      1.1 Standstill. During the Standstill Period, the Purchaser shall not, without the prior written consent of the Company or the Board:

            (a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Exchange Act), by purchase or otherwise, any Voting Stock or direct or indirect rights to acquire any Voting Stock, or any assets of the Company or of any successor to or person in control;

            (b) make, or in any way participate in any "solicitation" of "proxies" to vote in favor of (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to, proposals which have not been approved or recommended by the Board;

            (c) make any public announcement regarding or submit a proposal for or offer of (with or without conditions) (including to the Board), any extraordinary transaction which, if approved and consummated, would result in a Sale Transaction;

            (d) form, join or in any way participate in a 13D Group in connection with any of the foregoing;

            (e) deposit any Voting Stock in a voting trust or subject them to any voting arrangements;

            (f) vote or agree to vote in concert with any other person or 13D Group for the purpose of acquiring, holding or disposing of Voting Stock for the purpose of seeking to control the Board or the management of the company; or

            (g) direct or instruct any of its Subsidiaries, Representatives or Affiliates to take any of the foregoing actions.

      Notwithstanding the foregoing, this Section 1 shall not apply to transactions between and among the (i) the Company and the Purchaser (including purchases of securities pursuant to the Stock Purchase Agreement, or Section 3 hereof) and (ii) the Purchaser and its Affiliates.

      Notwithstanding the foregoing, if, at any time during the Standstill Period, any of the following (each a "Standstill Early Termination Event") occurs, the Standstill Period shall be terminated:

            (i) any person or 13D Group (other than any person or 13D Group which includes the Purchaser, its Subsidiaries, Representatives or Affiliates) has made an offer to acquire beneficial ownership of Voting Stock representing 35% or more of the then outstanding Voting Stock;

            (ii) the Company enters into any merger, sale or other business combination transaction pursuant to which the outstanding shares of Common Stock would be converted into cash and/or securities and/or property of another Person or 13D Group (other than any Person or 13D Group which includes the Purchaser, its Subsidiaries or Representatives) such that (x) any such Person or 13D Group acquires beneficial ownership of Voting Stock representing 30% or more of the then outstanding Voting Stock; or (y) 50% or more of the outstanding shares of Common Stock as of immediately prior to such transaction would be owned by Persons other than the then current holders of shares of Common Stock and any Person or 13D Group which includes the Purchaser, its Subsidiaries or Representatives;

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

            (iii) the Company enters into any agreement to sell all or substantially all of its material assets;

            (iv) the Purchaser and its Affiliates no longer hold Voting Stock representing at least 5% of the Voting Stock then issued and outstanding; or

            (v) a Sale Transaction closes.

      1.2. Conversion of Restricted Preferred Stock; Transfer Restrictions.

            (a) If a Conversion Event occurs before the Transfer Restriction Lapse Date, the Common Stock into which each share of Restricted Preferred Stock converts shall be deemed to be Restricted Common Stock.

            (b) Except for Permitted Transfers, the Purchaser shall not (and shall not permit any Affiliate to), directly or indirectly sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each a "Transfer") in any single or series of related transactions Voting Stock or Voting Power to any person who, after consummation of such Transfer would have beneficial ownership of Voting Stock representing in the aggregate 10% or more of Voting Power.

            (c) Except for Transfers to Affiliates, the Purchaser shall not (and shall not permit any Affiliate to), directly or indirectly, effect any Transfer of Restricted Common Stock or Restricted Preferred Stock until the Transfer Restriction Lapse Date without the prior written approval of the Board.

      2. Prohibited Transfer.

      (a) Any transfer in violation of the terms of Section 1.2 above ("Prohibited Transfer") shall not be effected by the Company and shall be voidable at the option of the Company by its giving written notice to the Purchaser and the proposed transferee. Each certificate representing Voting Stock held by the Purchaser shall be endorsed by the Company with a legend reading as follows:

      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY) (THE "STOCKHOLDERS AGREEMENT"), AND NO TRANSFER OF THE SHARES EVIDENCED HEREBY SHALL BE EFFECTIVE EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF."

      (b) Each certificate representing Restricted Common Stock and Restricted Preferred Stock shall be endorsed by the Company with an additional legend reading as follows:

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

      "THE SHARES EVIDENCED HEREBY ARE SHARES OF RESTRICTED [PREFERRED] [COMMON] STOCK, AND UNTIL THE TRANSFER RESTRICTION LAPSE DATE (AS DEFINED IN THE STOCKHOLDERS AGREEMENT) MAY NOT BE TRANSFERRED (AS DEFINED IN THE STOCKHOLDERS AGREEMENT) UNLESS SUCH TRANSFER IS APPROVED IN ADVANCE IN WRITING BY THE BOARD OF DIRECTORS OF THE COMPANY."

      (c) On the Transfer Restriction Lapse Date or with the prior written approval of the Board, in exchange for the surrender by the Purchaser of one or more certificates representing (i) Restricted Common Stock, the Company shall issue and deliver to the Purchaser new certificates representing the same number of new shares of Common Stock as the number of Restricted Common Stock represented by such certificates and (ii) Restricted Preferred Stock, the Company shall issue and deliver to the Purchaser new certificates representing the same number of new shares of Preferred Stock as the number of Restricted Preferred Stock represented by such certificates, in each case, without the legend set forth in Section 2(b).

      3. Pre-emptive Rights.

      3.1. The Company hereby grants to the Purchaser the right to purchase its share of New Securities that the Company may, from time to time, propose to sell and issue in each bona fide, underwritten public offering (provided that such public offering constitutes a "public offering" under the rules and regulations of the Nasdaq Global Market) (each, a "Public Offering"). The Company may seek an interpretive letter (a "Nasdaq Letter") from the Nasdaq Global Market on the issue of whether such sale constitutes a Public Offering. Such share, for the purposes of this pre-emptive right, is the amount described in Section 3.3

      3.2. In the event that the Company proposes to undertake a Public Offering, it shall give the Purchaser written notice (the "Company Notice") of its intention, describing the type of New Securities, the preliminary price range (promptly when available) and the general terms upon which the Company proposes to issue the same (promptly when available). When the final terms and conditions (including the price) of the New Securities are determined, the Purchaser shall be so notified and shall have the right to purchase the Purchaser's share of the New Issuance as determined by Section 3.3 through the underwriters of such Public Offering, at the price and upon the same terms and conditions as the other purchasers purchasing New Securities in the Public Offering.

      3.3. The Purchaser's share of New Securities in a Public Offering shall be determined by multiplying the aggregate number of the New Securities that the Company proposes to issue and sell by a fraction, the numerator of which is the number of Shares held by the Purchaser immediately prior to the issuance of the New Securities and the denominator of which is the aggregate number of outstanding shares of Common Stock and Series B Preferred Stock immediately prior to the issuance of the New Securities. The sale to the Purchaser of New Securities shall occur

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contemporaneously with the sale to the other purchasers of New Securities. The
Company may abandon its plan to sell the New Securities notwithstanding the Purchaser's intention to exercise its pre-emptive rights hereunder.

      3.4. In the event that the Company sells and issues any New Securities in a manner which does not constitute a Public Offering (each transaction, a "Non-Public Offering"), the following provisions shall apply:

            (a) On the consummation of a Non-Public Offering, the Company shall grant the Purchaser the right to purchase (the "Make-up Purchase") all or some of that number of New Securities required for the Purchaser to, after giving effect to the Make-up Purchase, maintain its Percentage of Ownership interest in the Company, at the price and upon the same terms and conditions as such Non-Public Offering; and

            (b) The exercise of the Purchaser's rights under this Section 3.4 shall be conditioned on the receipt of a Nasdaq Letter stating that any purchase of New Securities by the Purchaser pursuant to the pre-emptive right in this Section 3.4 shall not require the approval of the stockholders of the Company, unless counsel for the Company determine such Nasdaq Letter to be unnecessary in order to consummate the transaction.

            (c) For the purposes of this Section 3.4, "Percentage of Ownership" shall mean the number, expressed as a percentage, equal to the number of securities held by the Purchaser immediately prior to the issuance of the New Securities in such Non-Public Offering divided by the aggregate number of outstanding shares of Common Stock and Series B Preferred Stock immediately prior to such issuance.

      3.5. Notwithstanding anything to the contrary, in no event may the Purchaser acquire New Securities pursuant to these pre-emptive rights to the extent that the purchase of such New Securities would constitute a change of control of the Company, as provided by the rules and regulations of the Nasdaq Global Market.

      3.6. The preemptive rights provided in this Section 3 shall terminate on the earliest of (a) the seventh anniversary of the date hereof, (b) the date the Purchaser no longer holds at least 10,000,000 shares of Common Stock of the Company (on an as converted basis and as adjusted for stock splits, combinations and the like), and (c) the termination of the Supply Agreement pursuant to
Section 8.2(d) thereof.

      4. Registrations Upon Request.

      4.1. Requests by The Purchaser.

      (a) Shelf Registration. The Company shall use its commercially reasonable efforts to file, within (i) with respect to the Common Stock purchased at the Closing, fifteen days of the Closing and (ii) with respect to the Restricted Common Stock and Restricted Preferred Stock, within fifteen days after the Transfer Restriction Lapse Date

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

or the date on which the Board removes the Transfer Restriction in respect of such Restricted Common Stock or Restricted Preferred Stock, an automatic shelf registration statement on Form S-3 (each an "Initial Automatic Shelf Registration Statement") in accordance with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, which shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, which shall contain a prospectus in such form to permit the Purchaser to sell all Registrable Securities at any time beginning on or after the effective date thereof pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the Commission. If the Company is not eligible to use an automatic shelf registration statement at any time of determination of eligibility, the Company shall promptly (but in any event within 30 days) post-effectively amend the Initial Automatic Shelf Registration Statement (or any Subsequent Automatic Shelf Registration Statement (as defined below)) or file a new registration statement on a Form S-3, in either case so to permit the Purchaser to sell all Registrable Securities pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the Commission. The term "Shelf Registration Statement" as used herein shall mean the Initial Automatic Shelf Registration Statements (or any Subsequent Automatic Shelf Registration Statement) or any post-effective amendment thereto or a new registration statement so filed pursuant to this Section 4.1(a). No other stockholder of the Company shall have any right to include his, her or its securities of the Company for resale under the Shelf Registration Statement. Upon any Shelf Registration Statement having been filed:

            (i) the Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be usable by the holders of Registrable Securities until the earlier of (w) such time as all Registrable Securities that could be sold under such Shelf Registration Statement have been sold or are no longer outstanding and (x) three years from the date of filing thereof; provided that if, at the expiration of such three-year period, any Registrable Securities remain outstanding and eligible for registration under the terms of this Agreement, the Company shall use its commercially reasonable efforts to file on the date of expiration of such three-year period a new automatic shelf registration statement on Form S-3 (each a "Subsequent Automatic Shelf Registration Statement") in accordance with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, which shall contain a prospectus in such form to permit the Purchaser to sell all Registrable Securities at any time beginning on or after the effective date thereof pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the Commission, and to keep such Subsequent Automatic Shelf Registration Statement effective until the earlier of (y) such time as all such Registrable Securities have been sold, are no longer eligible for registration under the terms of this Agreement or are no longer outstanding and (z) three years from the date of filing of the Subsequent Automatic Shelf Registration Statement;

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

            (ii) the Company shall pay the registration fee for all Registrable Securities at the time of filing of the first Shelf Registration Statement pursuant to clause (i) of this Section 3.2 and shall not elect to pay any portion of the registration fee on a deferred basis; provided that, in connection with any new registration statement filed after the Initial Automatic Shelf Registration Statements pursuant to this Section 3.2, including any Subsequent Automatic Shelf Registration Statement, the Company shall carry forward the registration fee for any unsold Registrable Securities pursuant to Rule 457(p) (or any successor rule) under the Securities Act;

            (iii) if at any time following the filing of any Shelf Registration Statement, the Purchaser desires to sell all or any portion of the Registrable Securities under such Shelf Registration Statement in an underwritten offering, the Purchaser shall notify the Company of such intent at least 20 business days prior to any such sale (any such proposed sale, an "Underwritten Take-Down Transaction"), and the Company shall prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as necessary to permit the consummation of any such Underwritten Take-Down Transaction;

            (iv) a request for an Underwritten Take-Down Transaction for which a "road show" is conducted shall be deemed a request made pursuant to
      Section 4.1(b) if such Underwritten Take-Down Transaction is consummated as to substantially all of the Registrable Securities requested by the Purchaser to be disposed of in such Underwritten Take-Down Transaction; and

            (v) for the avoidance of doubt, the sale of Registrable Securities under a Shelf Registration Statement not involving a "road show", whether in an Underwritten Take-Down Transaction or pursuant to an offering that is not underwritten, shall not be deemed a request made pursuant to
      Section 4.1(b).

      (b) Notice of Request. At any time and from time to time, except at any time during which a Shelf Registration Statement pursuant to Section 4.1(a) is effective, available for the offer and sale of Registrable Securities, and not subject to any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court (such period, a "Shelf Effectiveness Period"), the Purchaser shall have the right to make up to six requests that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by the Purchaser, each such request to specify the intended method or methods of disposition thereof, which shall include an underwritten offering. Upon any such request, the Company shall use its commercially reasonable efforts to effect the prompt registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Purchaser in accordance with the intended method or methods of disposition of the Purchaser. Notwithstanding anything to the contrary herein, a request pursuant to this Section 4.1(b) shall not count as a request for purposes of this Section 4.1(b) unless a registration statement with respect thereto has

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become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period ending on the date on which all the Registrable Securities covered by such registration statement have been sold pursuant thereto) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer. Should a registration statement not become effective, or should an Underwritten Take-Down Transaction for which a "road show" is conducted not be consummated, in either case due to the failure of the Purchaser to perform its obligations under this Agreement in any material respect, or in the event the Purchaser withdraws or does not pursue its request for registration, or an Underwritten Take-Down Transaction for which a "road show" is conducted, as provided in Section 4.2 below (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), the related request shall count as a request for purposes of this
Section 4.1(b); provided that if (i) the registration statement does not become effective, or such Underwritten Take-Down Transaction for which a "road show" is conducted is not consummated, because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the notice requesting such registration, (ii) after the registration statement has become effective, such registration, or such Underwritten Take-Down Transaction for which a "road show" is conducted, is terminated as a result of any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, or (iii) the Purchaser reimburses the Company for any and all Registration Expenses incurred by the Company in connection with such request for registration, or in connection with such Underwritten Take-Down Transaction for which a "road show" is conducted, that was withdrawn or not pursued, the related request shall not count as a request for purposes of this
Section 4.1(b).

      4.2. Withdrawal of Requests. The Purchaser shall have the right, exercisable by written notice to the Company, to withdraw any request for an Underwritten Take-Down Transaction or to effect the registration of Registrable Securities owned by the Purchaser pursuant to Section 4.1(b); provided that in the case of a request pursuant to Section 4.1(b), the Purchaser shall have such right only at any time prior to the effective date of the related registration statement. Upon receipt of a notice from the Purchaser to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement or effectuate the Underwritten Take-Down Transaction, as the case may be.

      4.3. Deferral. Notwithstanding the foregoing, but subject to the immediately following sentence, the Company may delay by up to 60 consecutive days, as appropriate (the "Delay Period") the filing dates of the Initial Automatic Shelf Registration Statements and following the effective dates thereof , the Company may, from time to time, suspend the effectiveness of such Initial Automatic Shelf Registration Statement for up to 60 consecutive days, as appropriate (a "Suspension Period"), in each case by giving written notice to the Purchaser, if the Board shall have determined, in its reasonable judgment, that the Company shall be required to disclose any material corporate development which disclosure would have a material effect on the Company in light of its current or future business plans ("Material Information"). Notwithstanding the foregoing to the contrary, (i) the total number of days in which a Delay Period or Suspension Period is in effect shall not, in the aggregate, exceed 120 days during any consecutive 365-day period (the "Suspension Limit") and (ii) a Suspension Period or Delay Period shall not begin until 30 days after the completion of a Suspension Period or Delay Period. The Purchaser agrees that, upon receipt of any written notice from the Company of a Suspension Period, the Purchaser shall forthwith discontinue disposition of shares during any Suspension Period through the Shelf Registration until the Purchaser (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and/or (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus. During any Delay Period or Suspension Period, the Purchaser agrees to maintain in confidence and not to disclose to any other person the fact of such Delay Period or Suspension Period or any other information concerning it (including, without limitation, the notice from the Company relating thereto) until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) the Purchaser shall be required to so disclose such information pursuant to subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after the Purchaser shall have given the Company prompt prior written notice of such requirement).

      4.4. Registration Statement Form. A registration requested pursuant to
Section 4.1 shall be effected by the filing of a registration statement on Form S-3 (or any successor form) or, if the Company is not eligible to use Form S-3, another form agreed to by the Purchaser.

      4.5. Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with the registrations and offerings, including underwritten offerings, that are effected pursuant to this Section 4.5; provided that the Purchaser shall pay (a) all Registration Expenses to the extent required to be paid by the Purchaser under applicable law and (b) all underwriting discounts and commissions and transfer taxes, if any, with respect to Registrable Securities sold by the Purchaser.

      5. Incidental Registrations. Subject to the last sentence of this Section 5, if the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public, whether for the account of the Company or the account of any security holder of the Company (including, but not limited to, a shelf registration statement on Form S-3 or any successor form, but other than pursuant to a registration on Form S-4 or S-8 or any successor form), then the Company shall give prompt written notice (but in no event less than 10 days prior to the initial filing with respect thereto) to the Purchaser regarding such proposed registration. Upon the written request of the Purchaser made within 5 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by the Purchaser and the intended method or methods of disposition thereof), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of such Registrable Securities in accordance with such intended method or methods of disposition; provided that:

            (a) the Company shall not include Registrable Securities in such proposed registration to the extent that the Board shall have determined, after consultation with the managing underwriter for such offering, that it would materially and adversely affect the offering price to include any Registrable Securities in such registration; provided that, in the event of any such determination, the Company shall give the Purchaser notice of such determination in lieu of the notice otherwise required by the first sentence of this Section 5;

            (b) if, at any time after giving written notice (pursuant to this Section 5) of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Purchaser that a registration be effected under Section 4.1; and

            (c) if in connection with a registration pursuant to this Section 5, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to the Purchaser) that the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price of the securities being sold in such registration, then in the case of any registration pursuant to this Section 5, the Company shall include in such registration only the number which the Company is so advised can be sold in such offering without such material adverse effect; provided that in such case it shall first include the securities, if any, being sold by the Company, and, second, the Registrable Securities of the Purchaser.

      The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5; provided that the Purchaser shall pay (a) all Registration Expenses to the extent required to be paid by the Purchaser under applicable law and (b) all underwriting discounts and commissions and transfer taxes, if any, applicable to the Registrable Securities sold in such offering. No registration effected under this Section 5 shall relieve the Company from its obligation to effect any registration under Section 4.1 or prejudice the rights of the Purchaser under
Section 4.1 or its ability to offer and sell shares under any Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 5, during any Shelf Effectiveness Period, the provisions of this Section 5 shall only apply in respect of registrations for underwritten offerings for which a "road show" is conducted.

      6. Registration Procedures. Subject to the provisions of Section 4.1(a), including the Company's obligation to file the Initial Automatic Shelf Registration Statements and any Subsequent Automatic Shelf Registration Statement and the timing thereof as provided in Section 4.1(a), if and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 4 or Section 5, the Company shall promptly:

            (a) prepare, and as soon as practicable, but in any event within 30 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, make all required filings with the NASD and use its commercially reasonable efforts to cause such registration statement to become and remain effective as soon as practicable;

            (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses under Rule 433 under the Securities Act (each, a "Free Writing Prospectus") and Exchange Act reports as may be necessary to keep such registration statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but (other than in the case of a Shelf Registration Statement) in no event for a period of more than 180 days after such registration statement becomes effective (subject to Section 4.1(b));

            (c) furnish copies of all documents proposed to be filed with the Commission in connection with such registration (including any Free Writing Prospectus) to counsel selected by the Purchaser, and such documents shall be subject to the review of such counsel (which shall be reasonably prompt); provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus or any supplement thereto or any Free Writing Prospectus or any Exchange Act reports (in each case relating to the disposition of Registrable Securities) used in connection therewith to which such counsel shall have reasonably objected on the grounds that such registration statement, prospectus, supplement, Free Writing Prospectus or Exchange Act report does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (d) furnish to the Purchaser, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any supplement, any other prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Purchaser in accordance with the intended method or methods of disposition thereof;

            (e) for a reasonable period prior to the filing of such registration statement, and throughout the period specified in Sections 3 and 5 hereof, make available for inspection by (A) the Purchaser, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent, and (E) counsel for the Purchaser such financial and other information and books and records of the Company and its Subsidiaries, and cause the officers, employees, counsel and independent certified public accountants of the Company and its Subsidiaries to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records provided by the Company until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement);

            (f) use its commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Purchaser to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

            (g) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the

      Company to enable the Purchaser to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

            (h) in any underwritten offering, including any Underwritten Take-Down Transaction, furnish to the Purchaser:

                  (i) an opinion of counsel for the Company experienced in
            securities law matters, addressed to the Purchaser or its designated affiliates and dated the date of the closing of such underwritten offering, and

                  (ii) a "comfort" letter (unless the registration is pursuant to Section 5 and such a letter is not otherwise being furnished to the Company), addressed to the Purchaser or its designated affiliates and dated the date of the underwriting agreement for such underwritten offering, signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the registration statement, covering such matters as are customarily covered in opinions of counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as the Purchaser may reasonably request;

            (i) (i) promptly upon discovery by the Company of any misstatement or omission notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus (including any information incorporated by reference therein) included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (ii) promptly upon such discovery (except to the extent the Company delivers a Material Event Notice, in which case such period may be up to 60 days but shall end upon public disclosure of the material transaction which necessitated such Material Event Notice), prepare and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, notwithstanding anything to the contrary herein, the Company shall not be permitted to exercise its right to deliver a Material Event Notice more than twice during any 365 day period;

            (j) if requested by any managing underwriter or underwriters, any placement or sales agent or the Purchaser, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission that such managing underwriter or underwriters, such agent or the Purchaser specifies should be included therein relating to the terms of the sale of such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold by the Purchaser, or agent or to any underwriters, the name and description of the Purchaser, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by the Purchaser or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

            (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

            (l) notify the Purchaser (i) when the prospectus, any prospectus supplement, any post-effective amendment or any Free Writing Prospectus has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of the receipt by the Company of any comments from the Commission or of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

            (m) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each such case at the earliest practicable date;

            (n) use its commercially reasonable efforts (i) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed and (ii) to provide an independent transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent
      (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the Purchaser or the lead underwriter;

            (o) enter into such agreements and take such other actions as the Purchaser or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, (x) in the case of a request for an Underwritten Take-Down Transaction or (y) in the case of a request pursuant to Section 4.1(b) that is for an underwritten offering, preparing for, and participating in "road shows," and all such other customary selling efforts as the Purchaser or the underwriters reasonably request in order to expedite or facilitate such disposition; provided that, notwithstanding anything to the contrary herein, the total number of "road shows" the Company shall be required to participate in pursuant to this Agreement shall not exceed two;

            (p) furnish to the Purchaser such information and assistance as the Purchaser may reasonably request in connection with any "due diligence" effort which the Purchaser deems appropriate;

            (q) cooperate with the Purchaser and each underwriter and their respective counsel in connection with any filings required to be made with the NASD, the Nasdaq Global Market, or any other securities exchange on which such Registrable Securities are traded or will be traded;

            (r) cooperate with the Purchaser and the managing underwriters, if any, to facilitate the timely preparation and delivery of any certificates representing Registrable Securities to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

            (s) cause its officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions and due diligence sessions) taking into account the Company's business needs; and

            (t) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities as contemplated hereby.

      As a condition to its registration of Registrable Securities, the Company may require the Purchaser to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information regarding the Purchaser, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. The Purchaser agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Purchaser not materially misleading.

      The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus or any Free Writing Prospectus used in connection therewith, which refers to the Purchaser, or otherwise identifies the Purchaser as the holder of any Registrable Securities, without the consent of the Purchaser, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company shall provide written notice to the Purchaser no less than five days prior to the filing of such amendment to any registration statement or amendment of or supplement to the prospectus or any Free Writing Prospectus.

      The Purchaser agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(i), the Purchaser shall promptly discontinue its disposition of Registrable Securities pursuant to the registration statement covering Registrable Securities until the Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 6(i). If so directed by the Company, the Purchaser shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in the Purchaser's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 5(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Purchaser shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(i).

      7. Underwritten Offerings.

      7.1. Underwriting Agreement. If requested by the underwriters for any underwritten offering (including any Underwritten Take-Down Transaction) pursuant to a registration requested under Section 4.1 or 5, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to the Purchaser. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in
Section 11. The Purchaser shall not be required by any underwriting agreement to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Purchaser, the ownership of the Purchaser's Registrable Securities and the Purchaser's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by the Purchaser pursuant to
Section 11.2.

      7.2. Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company shall have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering. Notwithstanding the foregoing sentence, whenever a registration requested pursuant to Section 4.1 is for an underwritten offering (including any Underwritten Take-Down Transaction), the Purchaser shall have the right to select the managing underwriter (which shall be of nationally recognized standing and reasonably acceptable to the Company) to administer the offering.

      8. Holdback Agreements.

      (a) If and whenever (i) the Company proposes to register in an underwritten offering any of its equity securities for its own account under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor form) or (ii) the Purchaser requests to sell Registrable Securities in an underwritten offering pursuant to Section 4.1 (including an Underwritten Take-Down Transaction) or Section 5, the Purchaser agrees not to effect any public offer, sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 4.1 of any Registrable Securities within thirty days prior to the reasonably expected effective date of the contemplated registration statement ("Expected Trigger Date") and during the period beginning on the effective date of the registration statement relating to such registration (the "Trigger Date") and until 90 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the Trigger Date, except as part of such registration; provided that, with respect to any Underwritten Take-Down Transaction, the Expected Trigger Date and the Trigger Date shall be deemed to be the reasonably expected date of pricing and the date of pricing of such Underwritten Take-Down Transaction, respectively. If requested by such managing underwriter, the Purchaser agrees to execute an agreement to such effect with the Company and consistent with such managing underwriter's customary form of holdback agreement.

      (b) If and whenever the Purchaser requests to sell Registrable Securities in an underwritten offering pursuant to Section 4.1 (including an Underwritten Take-Down Transaction) or Section 5, the Company agrees not to effect any public offer, sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within thirty days prior to the Expected Trigger Date and during the period beginning on the Trigger Date and until 90 days (or such shorter period as the managing underwriter may agree) after the Trigger Date (except (i) as part of such registration, (ii) pursuant to an employee equity compensation plan, or (iii) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to any Underwritten Take-Down

Transaction, the Expected Trigger Date and the Trigger Date shall be deemed to be the reasonably expected date of pricing and date of pricing of such Underwritten Take-Down Transaction, respectively. In addition, with respect to any such underwritten offering, if, and to the extent requested by the managing underwriter, the Company shall use its commercially reasonable efforts to cause each holder (other than the Purchaser) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, and to cause each such holder to enter into an agreement to such effect with the Company and consistent with such managing underwriter's customary form of holdback agreement.

      9. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give counsel referred to in clause (c) of Section 6 the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, to the extent that the foregoing relate to the disposition of Registrable Securities, and shall give such counsel access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements in each case as shall be reasonably requested by such counsel in connection with such registration statement.

      10. No Grant of Future Registration Rights. The Company shall not grant any shelf, demand or incidental registration rights that are senior to the rights granted to the Purchaser hereunder to any other Person without the prior written consent of the Purchaser.

      11. Indemnification.

      11.1. Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless (a) the Purchaser, (b) the Purchaser's directors, members, stockholders, officers, partners, employees, agents and Affiliates, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing ("Controlling Persons") against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or prospectus supplement, final prospectus or prospectus supplement, summary prospectus or Free Writing Prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement of a material fact or omission of a material fact made in such registration statement, any such preliminary prospectus or prospectus supplement, final prospectus or prospectus supplement, summary prospectus, or Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company by such Person or any of its Controlling Persons expressly for use in the preparation thereof in accordance with the second sentence of Section 11.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by the Purchaser. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 11.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

      11.2. Indemnification by the Purchaser. In the event of the registration of any Registrable Securities pursuant to Section 4.1 (or any Underwritten Take-Down Transaction) or Section 4, the Purchaser shall indemnify, defend and hold harmless, in the same manner and to the same extent as set forth in Section 11.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, with respect to any statement of a material fact or alleged statement of a material fact in or omission of a material fact or alleged omission from such registration statement, any preliminary prospectus or prospectus supplement, final prospectus or prospectus supplement or summary prospectus or Free Writing Prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or such omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the Purchaser expressly for use in the preparation of such registration statement, preliminary prospectus or prospectus supplement, final prospectus or prospectus supplement, summary prospectus or Free Writing Prospectus. The Company and the Purchaser hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Purchaser, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of shares of Common Stock by the Purchaser and its Affiliates and (b) the name and address of the Purchaser. If any additional information about the Purchaser or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then the Purchaser shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 11.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by the Purchaser. The indemnity agreement contained in this Section 11.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld or delayed). The indemnity provided by the Purchaser under this Section 11.2 shall be limited in amount to the net amount of proceeds (i.e., net of expenses, underwriting discounts and commissions) actually received by the Purchaser from the sale of Registrable Securities pursuant to such registration statement.

      11.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 11, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 11, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement unless such judgment, compromise or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (iii) does not require any action other than the payment of money by the indemnifying party.

      11.4. Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 11 (with appropriate modifications) shall be given by the Company and the Purchaser with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

      11.5. Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 11 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

      11.6. Other Remedies. If for any reason any indemnification specified in the preceding paragraphs of this Section 11 is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party on the one hand and the indemnified party on the other and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 11.6 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this
Section 11.6. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section 11, in respect of any claim for indemnification pursuant to this Section 11, no indemnifying party (other than the Company) shall be required to contribute pursuant to this Section 11.6 any amount in excess of (a) the net proceeds (i.e., net of expenses, underwriting discounts and commissions) received and retained by such indemnifying party from the sale of its Registrable Securities covered by the applicable registration statement, preliminary prospectus or prospectus supplement, final prospectus or prospectus supplement, summary prospectus or Free Writing Prospectus, filed pursuant hereto, minus (b) any amounts previously paid by such indemnifying party pursuant to this Section 11 in respect of such claim. No party shall be liable for contribution under this
Section 11.6 except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 11 if such indemnification were enforceable under applicable law.

      12. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

            Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

            Board: the board of directors of the Company.

            Business Day: means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Korea are, or the New York Stock Exchange is, permitted or required by any applicable law to close.

            Closing: shall have the meaning assigned to such term in the Stock Purchase Agreement.

            Commission: the Securities and Exchange Commission.

            Common Stock: the Common Stock of the Company, par value $0.01, or any other securities of the Company or any other Person issued with respect to such Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.

            "Conversion Event" shall mean an event triggering the automatic conversion of the Series B Preferred Stock into Common Stock under the Company's Certificate of Designation of Series B Preferred Stock.

            Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

            Material Event Notice: a certificate signed by an authorized officer of the Company stating that the Company has pending or in process, as of the date of such certificate, a material transaction (including, but not limited to, a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company.

            NASD: National Association of Securities Dealers, Inc.

            New Issuance: an issuance of New Securities in a bona fide capital raising transaction.

            New Securities: any Shares and other securities, whether or not authorized on the date hereof, and rights, options, or warrants to purchase Shares or other securities, and securities of any type whatsoever that are, or may become, convertible into Shares or other securities; provided, however, that "New Securities" do not include the following:

                  (i) any Shares or other securities or options to purchase
            Shares or other securities that are issued or granted, to officers, directors and employees of, or consultants or advisors to, the Company pursuant to a stock grant, employee restricted stock purchase agreement, option plan or purchase plan or other stock incentive program or otherwise as part of their compensation arrangement, where such issuance and grants are approved by the Board;

                  (ii) Shares or other securities issued in connection with any stock split, stock dividend, or recapitalization by the Company;

                  (iii) Shares or other securities issued or to be issued
            pursuant to an acquisition or merger of another company that is approved by the Board; or

                  (iv) Shares or other securities issued upon the conversion of convertible securities or upon the exercise of rights, options or warrants, in each case outstanding as of the Closing Date (as defined in the Stock Purchase Agreement); or

                  (v) Shares or other securities issued in connection with
            strategic transactions which are not solely bona fide capital-raising transactions approved by the Board.

            Permitted Transfer: any transfer of Voting Stock (i) pursuant to a marketed public offering, (ii) open market trades of Voting Stock through a national securities exchange, including the Nasdaq Global Market or any other system of automated dissemination of quotations of securities prices that are within the volume limitations set forth in Rule 144 of the Securities Act or (iii) to one or more Affiliates of the transferor.

            Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            Registrable Securities: (i) the shares of Common Stock and (ii) on the Transfer Restrictions Lapse Date, the shares of Restricted Common Stock and shares of Common Stock underlying any Restricted Preferred Stock (if any are then outstanding), beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by the Purchaser or its Permitted Transferees (as such term is defined in Section 12.2). As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (iv) they shall have ceased to be outstanding. Any and all shares of Common Stock which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, recapitalization, combination, merger, consolidation or otherwise, shall also be "Registrable Securities" hereunder.

            Registration Expenses: all fees and expenses incurred in connection with the Company's performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and applicable Commission and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by, or incident to, such registration, (viii) reasonable fees and disbursements of the counsel retained by the Purchaser, (ix) "road show" expenses, (x) any allocation of salaries of personnel of the Company and its subsidiaries or other general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company and its subsidiaries in the ordinary course of its business; and
      (xi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

            Representatives: the directors, officers, employees and independent contractors, agents or advisors (including, without limitation, attorneys, accountants, and investment bankers) of the specified party or any of its Subsidiaries.

            Restricted Common Stock: means the 4,500,000 shares of Common Stock of the Company purchased by the Purchaser for $0.01 per share pursuant to the Stock Purchase Agreement, the Common Stock into which the Restricted Preferred Stock is converted, or any other securities of the Company or any other Person issued with respect to such Common Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise, so long as they are subject to the Transfer Restriction.

            Restricted Preferred Stock: means the Series B Preferred Stock of the Company purchased by the Purchaser pursuant to the Stock Purchase Agreement or any other securities of the Company or any other Person issued with respect to such Series B Preferred Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise, so long as they are subject to the Transfer Restriction.

            Sale Transaction: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions including, without limitation, any sale of Voting Stock (but excluding the sale of Voting Stock by the Company for capital raising purposes), reorganization, merger or consolidation, other than a transaction in which the holders of the outstanding Voting Stock immediately prior to such transaction continue to retain (either by such Voting Stock remaining outstanding or by such Voting Stock being converted into Voting Stock of the surviving entity), as a result of Voting Stock held by such holders prior to such transaction, greater than fifty percent (50%) of the total voting power represented by the Voting Stock or voting securities of such surviving entity outstanding immediately after such transaction or series of transactions, (ii) the acquisition in any transaction or series of related transactions by a single person, or 13D Group of which such person is a member, of such number of outstanding shares of capital stock of the Company which results in such person or 13D Group owning at least forty percent (40%) of the outstanding Voting Stock immediately after such acquisition, (iii) sale or other conveyance of all or substantially all of the assets of the Company, or (iv) any series of transaction resulting in the foregoing.

            Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

            Series B Preferred Stock: means the Series B Preferred Stock of the Company, par value $0.01, or any other securities of the Company or any other Person issued with respect to such Series B Preferred Stock by way of a conversion, exchange, replacement, stock dividend or stock split or other distribution in connection with a combination of shares, conversion exchange, replacement, recapitalization, merger, consolidation or other reorganization or otherwise.

            Standstill Period: the three (3) year period beginning on the Closing and ending at 12:00 a.m. New York City time on the third anniversary of the Closing Date, unless any Standstill Period Early Termination Event shall occur.

            Subsidiary: of a Person means any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person; provided, however, with respect to the Company, includes EverQ GmbH, a German limited liability company.

            Supply Agreement: the Supply Agreement, dated the date hereof and between the parties hereto.

            13D Group: any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under
      Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned (as defined under the Exchange Act) voting stock representing more than 5% of any class of Voting Stock then outstanding.

            Transfer Restriction: in respect of a share of Restricted Common Stock or Restricted Preferred Stock, as the case may be, means a restriction on transfer of such Restricted Common Stock or Restricted Preferred Stock (pursuant to Section 1.2(c).

            Transfer Restriction Lapse Date: the date on which the Purchaser shall have Delivered (as defined in the Supply Agreement) 500,000 kilograms of Product (as defined in the Supply Agreement).

            Voting Power: the number of votes entitled to then be cast by the Voting Stock at any election of directors of the Company.

            Voting Stock: shares of the Common Stock, Restricted Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.

      13. Miscellaneous.

      13.1. Rule 144, etc. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written statement as to whether it has complied with such requirements.

      13.2. Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of and enforceable by the parties hereto and their respective permitted successors and assigns under this Section 13.2. The provisions of this Agreement which are for the benefit of the Purchaser shall be for the benefit of and enforceable by any transferee of no less than 1,000,000 shares of such Registrable Securities; provided that (i) such transferee acquires such Registrable Securities pursuant to an express assignment from the transferor, and (ii) such transferee executes a joinder agreement agreeing to be bound by all of the transferor's obligations hereunder, copies of which shall have been delivered to the Company (each such transferee, a "Permitted Transferee").

      13.3. Stock Splits, etc. The Purchaser agrees that it will vote to effect a stock split, reverse stock split, recapitalization or combination with respect to any Registrable Securities in connection with any registration of any Registrable Securities hereunder, or otherwise, if (i) the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split, reverse stock split, recapitalization or combination would facilitate or increase the likelihood of success of the offering, and (ii) such stock split, reverse stock split, recapitalization or combination does not impact the ownership percentage of the Purchaser in the Company.

      13.4. Amendment and Modification.

      (a) This Agreement may be amended, waived, modified or supplemented by a written instrument executed and delivered by the Company and the Purchaser. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      (b) Notwithstanding anything to the contrary herein, any actions to be taken, or any rights to be exercised by the Purchaser hereunder (including, for the avoidance of doubt, the execution and delivery of any amendments, waivers, modifications or supplements of this Agreement pursuant to this Section 13.4), shall be effective if taken or exercised by Persons owning a majority in interest of the aggregate number of Registrable Securities, and the Company shall be entitled to rely on the power and authority of such majority in interest to take such actions and to exercise such rights.

      13.5. Governing Law; Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THE PERSONS SUBJECT HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF. By execution and delivery of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of the courts of New York, for purposes of any claim, action or proceeding arising out of this Agreement or any other transaction contemplated hereby. Each party hereto agrees to commence any such claim, action or proceeding only in the courts of New York. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of such courts, (b) such party and such party's property is immune from any legal process issued by such courts or (c) any claim, action or proceeding commenced in such courts is brought in an inconvenient forum. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth in Section 13.7 shall be effective service of process for any claim, action or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 13.5 or otherwise.

      13.6. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      13.7. Notices. All notices, requests, claims, demands, letters, waivers and other communications permitted or required under this Agreement shall be in writing and shall be deemed to be duly given if hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the other parties hereto. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases:

      (a) If to the Purchaser, to:

          DC Chemical Co., Ltd.
          Oriental Chemical Building
          50, Sogong-dong
          Jung-gu, Seoul
          100-718 Korea
          Attention: Woo Hyun Lee
          Fax No. +82-2-777-9097
          with a copy to:

          Debevoise & Plimpton LLP
          13/F Entertainment Building
          30 Queen's Road Central
          Hong Kong
          Attention: David K. Cho, Esq.
          Fax No. +852-2810-9828

      (a) If to the Company, to:

          Evergreen Solar, Inc.
          138 Bartlett Street
          Marlboro, MA 01752
          Attention: Chief Financial Officer
          Fax No. +1-508-357-2279

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          1700 K Street NW, Fifth Floor
          Washington, D.C. 20006
          Attention: Robert D. Sanchez, Esq.
          Fax No. +1-202-973-8899

      13.8. Headings; Execution in Counterparts. The headings and captions contained herein are for convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      13.9. Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

      13.10. Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and
(c) May 30, 2007, if the Closing (as defined in the Stock Purchase Agreement) shall not have occurred by such date; provided that the parties' respective rights and obligations under Section 11 shall survive the termination of this Agreement.

      13.11. Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Purchaser shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      13.12. Entire Agreement. The Transaction Documents (as defined in the Purchase Agreement) constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. The Transaction Documents supersede all prior agreements and understandings among the parties with respect to such matters.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                      EVERGREEN SOLAR, INC.

                                      By: /s/ Michael El-Hillow
                                         ---------------------------------------
                                         Name: Michael El-Hillow
                                         Title: Chief Financial Officer

                   [Signature page to Stockholders Agreement]

      IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                      DC CHEMICAL CO., LTD.

                                      By: /s/ Hyun Woo Shin
                                         ---------------------------------------
                                         Name: Hyun Woo Shin
                                         Title: Vice-Chairman

                   [Signature page to Stockholders Agreement]